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                                                                  EXHIBIT 10(ii)

                         APPLIED MAGNETICS CORPORATION
              1989 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
             JANUARY 22, 1992 AND MAY 9, 1997 (THE "AMENDED PLAN")

                                    SUMMARY
                                    -------



EXPLANATION.  The 1989 Amended and Restated Long-Term Incentive Plan (the
------------
"Amended Plan") allows for annual removal of Restrictions as to one-half of the original Grant Amount if and only if (a) the Company is profitable for the fiscal year ("Performance Cycle") and (b) the Participant is employed on the first business day of, January immediately following the end of the applicable Performance Cycle (the "Vesting Date"). This Summary, which is qualified in its entirety by the Amended Plan, is intended to replace the Summary dated January 22, 1992, previously issued to Participants.

GENERAL.  Shares of Company Stock have been issued to Participants who did not
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have to pay for these shares.  The shares are subject to restrictions
("Restrictions"), described below, which will not be removed until 10 years following the grant. However, the removal of these Restrictions can be "accelerated" and all of the shares may become fully and freely transferable as early as January 1998 if Performance Objectives are achieved for fiscal years 1997 and 1998.

DEFINITIONS.  An abbreviated summary of certain key definitions is as follows:
-----------

 . "Performance Objectives" - there are two objectives that must be achieved -
   ----------------------
  first, the Company must be profitable for each Performance Cycle and, second, the Participant must be employed by AMC or one of its subsidiaries on the Vesting Date.

 . "Change in Control" - either (a) an acquisition of the Company by means of a
   -----------------
  merger or consolidation of AMC, following which a majority of the Board of Directors of the successor/acquiring corporation is not comprised of persons who constituted a majority of AMC's Board immediately prior to the merger or consolidation, or (b) a change in the composition of a majority of the members of the Board effected by the vote of a person who has acquired a number of shares sufficient to elect a majority of the Board.

 . "Performance-Cycle" - the Company's fiscal year.
   -----------------

 . "Grant Amount" - the number of shares of Restricted Stock issued to any
   ------------
  Participant.

 . "Restricted Stock" - shares of Common Stock issued under the Amended Plan
   ----------------
  which remain outstanding and as to which Restrictions have not yet been removed or expired.

 . "Committee" - the Compensation Committee of the Board.
   ---------

 . "Performance Business" - all the Company's present divisions and subsidiaries.
   --------------------

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 . "Retirement" - voluntary termination after reaching 60 years of age and 15
   ----------
  years of service.

 . "Vesting Date" - the first business day of January following a Performance
   ------------
  Cycle.

DETERMINATION OF ACHIEVEMENT OF PERFORMANCE OBJECTIVES.  During the first
------------------------------------------------------
quarter following each Performance Cycle the Committee determines if Performance Objectives for that Performance Cycle have been achieved and, on the basis of such determination, the amount, if any of Restricted Stock which is to be released from the Restrictions.

RESTRICTIONS.  The shares may not be sold, transferred or used as collateral for
------------
loans, until the Restrictions are removed or expire. Shares which remain subject to Restrictions are forfeited by the Participants upon termination of employment unless termination results from death, Disability, Retirement or certain events following a Change of Control.

Stock certificates representing the grants have been issued in the name of each Participant and have a restrictive legend printed on the certificates. Physical custody of these certificates is retained by a custodian appointed by the Company until the Restrictions are removed or expire.

REMOVAL/EXPIRATION OF RESTRICTIONS
----------------------------------

 . Expiration in 10 years.  Unless sooner removed in accordance with the Plan,
  -----------------------
  all Restrictions shall automatically expire and terminate 10 years following the Date of grant.

 . Performance Objectives Not Met - None Lapse.  If, at the end of any
  --------------------------------------------
  Performance Cycle, the Performance Objective for that Performance Cycle has not been achieved, no Restrictions applicable to outstanding Grants shall then be removed.

 . Employment Requirement - even though the Performance Objective for a given
  ----------------------
  Performance Cycle may have been achieved, a Participant must be employed on the Vesting Date in order for Restrictions to be removed as to any Restricted Stock held by him or her and no Restrictions will be removed until the Vesting Date.

 . Lapse of Restrictions - Next Succeeding Performance Cycle.  Restrictions
  ----------------------------------------------------------
  applicable to Outstanding Grants which remain after any Performance Cycle shall be removed based on achievement of Performance Objectives for subsequent Performance Cycles to the same extent and in the same manner as described above. For example, if at the end of FY `97 Performance Objectives are met, one-half of Restricted Stock would be removed from Restrictions. If, however, the Performance Objectives are not met in FY `97, but are in FY `98, none would be removed in FY `97 but one-half would be removed in FY `98.

TERMINATION OF EMPLOYMENT
-------------------------

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 . General.  If employment is terminated, voluntarily or involuntarily, at any
  -------
  time, for any reason other than death, Disability, Retirement, or the events
                       ----------
  referred to in the "Change in Control" or "Reorganization" provisions (described above) all Restricted Stock held by him shall immediately and automatically be forfeited to the Company.

 . Death/Disability.  If employment is terminated for death or Disability, all
  ----------------
  Restrictions applicable to Restricted Stock held by that Participant shall be removed.

 . Retirement.  A pro rata portion of the shares of Restricted Stock held by the
  ----------
  retiring Participant will be released from restrictions, calculated on the basis of a five-year vesting schedule beginning on the Date of Grant.

 . Change in Control/Reorganization.  The Amended Plan provides for certain
  ---------------------------------
  accelerations of removal of Restrictions under various circumstances and situations concerning Change in Control and Reorganization.

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                         APPLIED MAGNETICS CORPORATION

                             AMENDED AND RESTATED
                         1989 LONG-TERM INCENTIVE PLAN
                         -----------------------------

1.  PURPOSE
    -------

    The purpose of the 1989 Long Term Incentive Plan (the "Plan") is to advance the interests of Applied Magnetics Corporation, a Delaware corporation (the "Company") and its shareholders by awarding performance based, long-term incentives which will enable the Company to attract and retain officers and key employees who are and will be largely responsible for the future growth and continuing success of the Company. It is intended that this purpose will be effected through the granting of Restricted Stock (as defined herein) in accordance with the terms of this Plan.

2.  DEFINITIONS
    -----------

    In addition to other capitalized terms which are defined in this Plan, the following terms shall have the following definitions:

    2.1 "Board" - the Board of Directors of the Company.

    2.2 "Change of Control" - (a) an acquisition of the Company by means of a merger or consolidation of the Company with or into another corporation or a purchase of substantially all of the Company's assets, following which a majority of the Board of Directors of the successor or acquiring corporation is not comprised of individuals who constituted a majority of the Company's Board immediately prior to the merger, consolidation or purchase of assets, or (b) a change in the composition of a majority of the members of the Company's Board effected by the vote of a person who has acquired a number of voting securities of the Company sufficient to elect a majority of the Board. As used in this definition, the term "person" shall include two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of the voting securities of the Company.

    2.3 "Common Stock" - the Company's $.10 par value Common Stock.

    2.4 "Compensation Committee" or "Committee" - the Compensation Committee of the Board, or if there is not a committee with such name, the committee of the Board responsible for review and recommendation of executive compensation, or, if there is no such committee, the Board.

    2.5 "Date of Grant" - the date on which the Board shall determine to make a Restricted Stock Grant.

    2.6 "Disability" - the inability, as determined by the Compensation Committee based on advice of a licensed physician, of a Participant to perform the usual duties of his employment for an extended period by reason of any medically determinable physical or

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mental impairment or illness which can reasonably be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

    2.7 "Grant Amount" - the number of shares of Restricted Stock granted to a Participant under this Plan at the time such Grant is first issued by the Company.

    2.8 "Participant" - an officer or key management employee of the Company or a Subsidiary to whom a Restricted Stock Grant is issued under this Plan.

    2.9 "Performance Business" - the subsidiaries, divisions, and business units of the Company.

    2.10 "Performance Cycles" - the Company's fiscal year comprised of 12 months commencing October 1.

    2.11 "Performance Objectives" - the Company must have earned an after tax net profit for the Performance Cycle, reflected in its audited statement of income.

    2.12 "Reorganization" - a sale or transfer of all or substantially all the Company's assets, a merger, reorganization, or consolidation of the Company with another corporation in which the Company is not the surviving corporation, or liquidation or dissolution of the Company.

    2.13 "Restricted Stock" - shares of Common Stock awarded under this Plan which remain outstanding and as to which Restrictions have not expired or otherwise been removed in accordance with the terms of this Plan.

    2.14 "Restricted Stock Grant" or "Grant" - any grant of Restricted Stock made to a participant under this Plan.

    2.15 "Restrictions" - the restrictions imposed on the sale, transfer, assignment, pledge of other disposition of Common Stock as set forth in Section 6 hereof.

    2.16 "Retirement" - a Participant's voluntary termination of employment by delivery of formal written notice thereof to the Company at any time after he or she has reached 60 years of age and shall have accrued 15 years of service as an employee of the Company (including its present or former Subsidiaries).

    2.17 "Subsidiary" - any corporation of which not less than 51% of the shares of the voting stock (representing the right, other than as affected by events of default, to vote for the election of directors or other managing authority) are now or hereafter during the term of this Plan owned or controlled directly or indirectly by the Company.

    2.18 "Vesting Date" - the date Restrictions are removed from the Restricted Stock.

3.  SHARES SUBJECT TO THE PLAN
    --------------------------

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    3.1 The shares reserved for issuance as Restricted Stock under the Plan shall not exceed 525,000 shares of Common Stock, subject to adjustment as provided in Section 3.2 hereof.

    3.2 In the event of changes in outstanding Common Stock by reason of stock dividends, recapitalization, split-ups, combination, merger (including reincorporation effected by means of a merger), reclassification, or exchanges of shares, and the like, appropriate adjustments shall be made by the Board in the number and kind of Restricted Stock which may be issued, including adjustments of the limitations set forth in Section 3.1 on the maximum number of and kind of shares which may be issued as Restricted Stock.

    3.3 Any shares of Restricted Stock forfeited to the Company pursuant to the terms of this Plan may again be issued as Restricted Stock hereunder, subject to the limitations of Section 3.1.

4.  EFFECTIVE DATE
    --------------

    The Plan has been adopted by the Board as of October 1, 1988 (the "Effective Date"), subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock prior to September 30, 1989.

5.  ISSUANCE OF GRANTS, DETERMINATION OF PERFORMANCE OBJECTIVES AND
    ----------------------------------------------------------------
    ACHIEVEMENT OF PERFORMANCE OBJECTIVES
    -------------------------------------

    5.1 During the first quarter of each Performance Cycle, except for Grant Amounts awarded to participants for the two-year Performance Cycle commencing on October 1, 1996, which Grant Amounts were awarded by the Board on May 9, 1997, shall:

        A.  Determine the Participants, if any, to whom Grants are to be issued;

        B. Establish the Grant Amount, if any, to be awarded to each such Participant and determine that the value to the Company of the past services of such Participant is at least equal to the aggregate par value of the Grant Amount;

        C. Determine whether and to what extent, if any, the Performance Objectives for the immediately preceding Performance Cycle, if any, have been achieved and, on the basis of such determination, establish the portion, if any, of a Grant Amount as to which Restrictions are to be removed.

    5.2 Performance Objectives may not be changed, altered or adjusted, provided, however, that the Board may make such changes as it deems appropriate to reflect the effects on the performance of the Company of an acquisition of a company or business, the divestiture of a subsidiary or division or other transactions or events outside the ordinary course of business which for financial reporting purposes, as determined in accordance with Generally Accepted Accounting Principles, is deemed to have occurred during the Performance Cycle.

    5.3 Upon a determination by the Board in accordance with Section 5-lD hereof, that any Restrictions are to be removed as to any portion of the Grant Amount, the removal of

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

such Restrictions shall be effective, and the rights of Participants to have Restrictions removed with respect to such Grant Amount shall be automatically, completely and fully vested, as of the date of such determination.

    5.4 Participants to whom Grants are made under the Plan shall not be required to make any monetary payment to the Company. However, all such Grants shall be subject to the Restrictions and all certificates representing Restricted Stock shall be issued with a restrictive legend, stamped, imprinted or otherwise inscribed thereon referencing such Restrictions. All share certificates representing such Restricted Stock shall be registered in the name of the Participant to whom the Restricted Stock is issued and may, in accordance with instructions established by the Committee, be delivered to the Company's Secretary or such other escrow holder as the Company may appoint to retain physical custody until the Restrictions imposed thereon have expired or shall have been removed.

    5.5 Each Restricted Stock Grant issued under the Plan shall be evidenced by a written agreement, in form approved by the Committee, specifying the number of shares covered by the Grant and such other provisions, consistent with this Plan, as may be deemed appropriate by the Committee.

    5.6 No additional Grants shall be made to a Participant so long as any Restricted Stock is held by that Participant unless the Board determines, on the basis of recommendations of the Committee that such additional Grant is related to such Participant's promotion or assumption of additional duties and responsibilities or otherwise in recognition of outstanding or exemplary performance by such Participant.

6.  RESTRICTIONS
    ------------

    No shares issued as Restricted Stock Grants hereunder may be sold, assigned, transferred, pledged, hypothecated, or encumbered until the expiration or removal of the Restrictions set forth in this Section in accordance with the terms of this Plan.

7.  EXPIRATION AND REMOVAL OF RESTRICTIONS
    --------------------------------------

    7.1 Unless sooner removed in accordance with the terms of the Plan, all Restrictions applicable to each Grant shall automatically expire and terminate ten years following the Date of Grant.

    7.2 If, at the end of any Performance Cycle, the Company has not achieved a profit for the fiscal year, then no Restrictions applicable to Restricted Stock shall then be removed.

    7.3 If, at the end of any Performance Cycle, the Company has achieved a profit for the fiscal year, Restrictions applicable to the Restricted Stock shall be removed as to one-half of the Grant Amount, provided the grantee is employed by the Company on the Vesting Date.

    7.4 Restrictions which have not been removed at the end of any Performance Cycle, may be removed based on achievement of Performance Objectives for subsequent Performance Cycles as determined, in accordance with this Plan to the same extent and in the same manner as described in Section 7.3 hereof.

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    7.5 Upon expiration or removal of Restrictions in accordance with the terms of this Plan, all Restrictions imposed by Section 6 hereof shall be deemed, removed and terminated with respect to the applicable Grants and the Company shall issue such instructions to the Transfer Agent or Registrar and take such other actions as may be appropriate in order to cause the removal, cancellation or rescission of all legends, stamps or other inscriptions referencing the Restrictions on share certificates representing Restricted Stock as to which such Restrictions have expired or have been removed.

8.  RIGHTS AS STOCKHOLDERS
    ----------------------

    Upon the issuance of the shares of Restricted Stock pursuant to Section 5.5, the Participant shall, subject to the Restrictions, have all the rights of a stockholder with respect to said shares, including the right to vote the shares and to receive all dividends and other distributions paid or made with respect to the shares.

9.  TERMINATION OF EMPLOYMENT
    -------------------------

    9.1 If a Participant's employment, is terminated voluntarily or involuntarily, for any reason other than death, Disability, Retirement, the events referred to in Sections 9.4 or 9.5, or in connection with a Reorganization in which the Participant becomes employed by a successor corporation or business entity, all Restricted Stock held by him shall immediately and automatically be forfeited to the Company and Participant shall thereupon have no further right, title or interest in such Restricted Stock; provided, however, that any shares as to which Restrictions are deemed to be removed pursuant to Section 5.3 of this Plan as of the end of any Performance Cycle shall not be deemed Restricted Stock and shall not be forfeited, notwithstanding that the determination as to removal of Restrictions may not have been made as of the date of termination of employment.

    9.2 If a Participant's employment with the Company is terminated as a result of death or Disability, all Restrictions applicable to Restricted Stock held by that Participant shall be removed as of the date of death or, in the case of Disability, as of the date of the determination of such Disability by the Board or Committee as the case may be.

    9.3 In the case of termination of employment for Retirement, a pro rata portion of the shares of Restricted Stock held by the retiring Participant, less the number of shares as to which Restrictions may have been removed pursuant to
Section 7.3, will be released from the Restrictions immediately.

    9.4 In the event that, within 12 months following a Change in Control there should occur, without a Participant's consent, a material lessening of his duties and responsibilities as an executive or key management employee of the Company or a material reduction in his base salary from the rate in effect as of the Date of Grant and, if, following such material lessening of duties or responsibilities or a material reduction in his base salary, the Participant shall, by providing written notice to the Company, voluntarily terminate his employment relationship with the Company, all Restrictions shall immediately and automatically be removed from all Restricted Stock held by such Participant.

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    9.5  In the event that, within 12 months following a Change in Control, a
Participant's employment should be terminated involuntarily by the Company (or any successor to the Company by reason of such Change in Control), all Restrictions shall immediately and automatically be removed from all Restricted Stock held by such Participant which have not theretofore been released.

    9.6 In the event of a Reorganization, the Board, in its sole discretion, may accelerate the removal of Restrictions as to outstanding Restricted Stock prior to or contemporaneously with the effective date of such Reorganization. In the event of any Reorganization in which holders of Restricted Stock receive securities (herein "Exchange Securities") of another corporation or business entity in respect of Restricted stock held by them, such Exchange Securities shall be subject to the Restrictions and to removal or expiration thereof in accordance with the terms of this Plan if the Board, for any reason, elects not to accelerate the removal of Restrictions prior to or contemporaneously with the effective date of the Reorganization. Restrictions applicable to such Exchange Securities shall immediately and automatically be removed if, following any such Reorganization, changes are made in the business composition, assets, technology ownership or use, finances, or methods of operation of the Company which materially and adversely affect its ability to achieve established Performance Objectives.

10. ADMINISTRATION AND OPERATION
    ----------------------------

    10.1 The Plan shall be administered by the Board, provided, however, that the selection of persons to whom Restricted Stock Grants are to be awarded under the Plan, the determination of the number of shares of Restricted Stock to be awarded, the determination of the Performance Objectives to be established for each Performance Cycle and the determination of whether Performance Objectives for any particular Performance Cycle have been achieved shall be made in accordance with the recommendations of the Committee.

    10.2 Whenever, under the Plan and applicable regulations, the issuance of Restricted Stock to Participants or the removal or expiration of Restrictions applicable to Grants made hereunder will result in any requirement that the Participant pay or otherwise satisfy any federal, state or local withholding tax, it shall be a condition to the removal or expiration of such Restrictions that the Participant shall have made arrangements satisfactory to the Company, as determined in accordance with rules established by the Committee, with respect to the payment or satisfaction of such withholding tax. In lieu of paying in cash additional sums which may be required to satisfy such withholding taxes, if any, the Committee may permit Participants to elect to deliver to the Company a portion of the shares as to which Restrictions would otherwise expire or be removed as payment or partial payment of the withholding tax requirement subject, however, to such rules as may be adopted by the Committee.

    10.3 The Board may at any time and from time-to-time modify, amend or terminate this Plan in any respect, except that, without stockholder approval, the Board may not increase the number of shares reserved for issuance as Restricted Stock under this Plan (other than increases due to changes in capitalization). Approval by the stockholders means approval of the affirmative votes of the holders of a majority of the shares of Common Stock present or represented and voting at a meeting duly held in accordance with the applicable laws of

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the State of Delaware.  The modification, amendment or termination of this Plan shall not, without the consent of a Participant, adversely affect his or her rights under Restricted Stock previously granted to him or her.



    10.4 This Plan and any Restricted Stock granted under this Plan shall not confer upon any Participant any right to continue employment by the Company or any Subsidiary nor, subject to the provisions of Sections 9.4 and 9.5, shall they interfere in any way with the right of the Company or any Subsidiary to terminate his or her employment at any time.

    10.5 This Plan, the grant of Restricted Stock under this Plan and the obligation of the Company to remove or terminate Restrictions shall be subject to all applicable federal and state laws, rules and regulations and to any approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Restricted Stock prior to:

      A. the listing of such shares on any stock exchange on which the Common Stock may then be listed; and

      B. the completion of any registration or qualification of such shares under any federal or state securities laws, or any rulings or regulation of any government body, which the Committee shall, in its sole discretion, determine to be necessary or advisable.

    This Applied Magnetics 1989 Long-Term Incentive Plan has been adopted by the Board of Directors of the Company as of November 28, 1988, and approved by the stockholders on February 17, 1989 and amended by the Board of Directors on January 22, 1992 and on May 9, 1997.

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